Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2011, relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting of Sohu.com Inc., which appears in Sohu.com Inc.’s Annual Report on Form10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 28, 2011.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

June 17, 2011